Exhibit 3.23

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 2051729

The Registrar of Companies for England and Wales hereby certifies that SMARTFORCE UK LIMITED having by special resolution changed its name, is now incorporated under the name of SKILLSOFT U.K. LIMITED

Given at Companies House, London, the 19th April 2004

*C02051729I*

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House

— for the record —

Company No. 2051729

THE COMPANIES ACT 1985 (as amended)

WRITTEN RESOLUTION

of

the Shareholder of

SMARTFORCE UK LIMITED

(Signed on April 15, 2004 pursuant to S.381A of

the Companies Act 1985 (as amended))

We, the undersigned, being the sole member of the above-named company (“the Company”) who is entitled to receive notice of and to attend and vote at general meetings of the Company, hereby agree that the following resolution shall have effect as a written resolution of the Company in accordance with Section 381A of the Companies Act 1985:

SPECIAL RESOLUTION

That the name of the Company be changed to:

“SkillSoft U.K. Limited”

Signed by Anthony Paul Amato Director, for and on behalf of Fidalco Limited	[ILLEGIBLE]